Exhibit 16.1

Ernst & Young LLP Chartered Accountants Ernst & Young Tower 222 Bay Street, P.O. Box 251 Toronto, Ontario M5K 1J7 Tel: 416 864 1234 Fax: 416 864 1174 ey.com/ca
November 26, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Ladies and Gentlemen:
We have read Item 4.01 of Form 8-K dated November 26, 2010, of Valeant Pharmaceuticals International, Inc. and are in agreement with the statements contained therein.
Yours very truly,
/s/ Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants
A member firm of Ernst & Young Global Limited